Exhibit 10.1

October 31, 2017

PERSONAL AND CONFIDENTIAL

Jeffrey M. Snider

By email

Dear Jeff:

This consulting agreement (“Agreement”) is effective as of January 1, 2018 (“Effective Date”), by and between Sonus Networks, Inc., its successors and assigns (collectively, “Sonus”), and Jeffrey M. Snider (“Consultant”).  Sonus and Consultant hereby agree to the following:

1. Title, Term, and Termination.  Sonus will retain Consultant as “Senior Consultant,” and Consultant will accept such retention, commencing as of the Effective Date of this Agreement and terminating on September 30, 2018.  This Agreement may be terminated by Consultant for any reason or no reason upon thirty (30) days written notice to Sonus.  Sonus may terminate this Agreement only for cause.

2. Compensation.  Consultant shall be paid $20,000 per month during the term of this Agreement, as compensation for all services rendered.  Consultant shall have the responsibility for the payment of all federal, state and local taxes for any compensation payable to Consultant hereunder; provided, however, to the extent required by law, the Company may withhold from compensation payable to Consultant all applicable federal, state and local withholding taxes.

3. Independent Contractor. The parties agree that Consultant is an independent contractor, and no other relationship, status, or legal organization shall be implied or created by this Agreement.  Consultant shall have no power or authority to bind the Company or act on behalf of the Company in any manner.

4. Confidential Information.  The terms of the Non-Disclosure Agreement (“NDA”) between the Company and the Consultant of even date herewith in the form attached hereto is hereby incorporated by reference. The terms of the Confidentiality, Non-Competition and Assignment of Inventions Agreement, earlier signed by Consultant as a full-time employee, shall survive the signature of the NDA.

5. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its choice of law principles, and the parties agree that all disputes will be submitted to courts in Massachusetts.

*              *              *

Sonus Networks, Inc.	Jeffrey M. Snider

/s/ Raymond Dolan	/s/ Jeffrey M. Snider
Signed:	Signed: Jeffrey M. Snider
Date: October 31, 2017	Date: October 31, 2017

Non-Disclosure Agreement

This NON-DISCLOSURE AGREEMENT (“Agreement”), effective as of the date of execution by both parties (the “Effective Date”), is between Sonus Networks, Inc. including its subsidiaries and affiliates, successors and assigns, with offices located at 4 Technology Park Drive, Westford, Massachusetts 01886 (the “Company”) and Jeffrey M. Snider (the “Recipient”).  The Company would like the Recipient to provide services (“Services”) as a contractor or consultant to the Company and, to further these ends, the Company may disclose Confidential Information (as defined below) to the Recipient to assist the Recipient in performing such Services. This Agreement covers information that has been previously disclosed by the Company and information that will be disclosed by the Company on or after the Effective Date.

1.             “Confidential Information” shall mean all commercially valuable, proprietary and confidential information and trade secrets with respect to the Company’s business and products, whether of a technical, business or other nature (including, without limitation, know-how and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of Company), that has been or is disclosed to Recipient or is otherwise learned by Recipient in the course of its discussions or business dealings with, or its physical or electronic access to the premises of, the Company, and that has been identified as being proprietary and/or confidential or that by the nature of the circumstances surrounding the disclosure or receipt ought to be treated as proprietary and confidential.

2.             The Recipient agrees that all Confidential Information of the Company shall (a) remain the secret and confidential property of Company, which the Recipient will hold and protect in secrecy and confidence using all reasonable precautions including, but not limited to, using precautions no less stringent than those employed by the Recipient to protect its own Confidential Information but in no event less than a reasonable degree of care; (b) not be used for any purpose other than evaluation and/or provision of the Services; (c) not be disclosed to any person other than those employees or consultants of the Recipient who have a need to know the Confidential Information to perform the Services (and the Recipient shall be responsible for any breach of this Agreement by any of them); and (d) not be recorded or copied except to the extent specifically authorized by the Company in writing. In addition, without prior written consent of the Company, the Recipient will not disclose the fact that the Services are being contemplated by or provided to the Company.

3.             The restrictions set forth above shall not apply to information that the Recipient can establish (a) is now or subsequently becomes in the public domain; (b) is lawfully received by the Recipient from a third party not bound in a confidential relationship to the Company; (c) was already in the Recipient’s possession at the time such information was disclosed by the Company to the Recipient; or (d) was independently developed by the Recipient without use of the information disclosed under this Agreement.  If a portion or aspect of the Confidential Information becomes generally known, only that portion or aspect shall not be governed by this Agreement and all other aspects of the Confidential Information shall remain subject to the provisions of this Agreement.

4.             The Recipient shall destroy or return to the Company, at the Company’s request, all Confidential Information (including, without limitation, any copies, extracts or other reproductions in whole or in part of such Confidential Information) within ten (10) days of any such request by the Company and the individual or officer of the Recipient supervising such destruction shall certify in writing to the Company that such destruction occurred.  Any oral Confidential Information shall be kept confidential subject to this Agreement.

5.             The Recipient agrees not to decompile, reverse engineer or disassemble any portion of the Company’s products.

6.             All information is provided “as is” and without any warranty, express, implied or otherwise, regarding its accuracy or performance.

7.             If a Recipient becomes compelled by law or court order to disclose Confidential Information of the Company, the Recipient will provide the Company with prompt notice of such requirement so the Company may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, the Recipient agrees to furnish only that portion of the Confidential Information that it is advised by legal counsel is required by applicable law or court order, and such disclosure will not result in any liability hereunder.

8.             The Recipient acknowledges that any violation of this Agreement may have a material adverse effect upon, and result in irreparable damage to, the Company and that, in the event of any such violation, without limiting any other available remedies, the Company shall be entitled to seek an injunction and other equitable relief, without the need for proving actual damages or the posting of a bond.  No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise or any right, power or privilege.

9.             The Recipient certifies that none of the Company’s Confidential Information, or any portion thereof, will be exported to any country in violation of any applicable export control laws or regulations.

10.          From time to time during the term of this Agreement, the Company may disclose information related to future products, features or enhancements in order to support and obtain feedback for the Company’s vision and strategy for development efforts and plans (“Product Roadmap”).  Development efforts and plans are subject to change at any time, without notice.  The Company provides no assurances that the Company will introduce future products, features or enhancements described in a presentation containing Product Roadmap information, and the Company assumes no responsibility to introduce such products, features or enhancements.

11.          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may only be amended by a writing signed by both parties.  Either party may terminate this Agreement upon sixty (60) days written notice to the other party. Notwithstanding the foregoing, the obligations of the parties contained in this Agreement shall survive indefinitely and continue beyond the termination of this Agreement. If any provision of this Agreement is found invalid or unenforceable under any applicable law, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.  This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its rules regarding conflicts of law.  The parties irrevocably submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts.  The language of this Agreement shall be construed as a whole, according to its fair meaning, not strictly for or against either party, with no regard whatsoever to the status of any person who drafted all or any portion of this Agreement.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall be deemed to constitute one and the same instrument.  This Agreement may not be assigned by either party.

12.          Notwithstanding any provision to the contrary, Recipient agrees to comply with all applicable laws with regard to its receipt, processing and holding of Discloser information, including without limitation employee information, and compliance with privacy laws.

COMPANY: SONUS NETWORKS, INC.

By:	/s/ Matthew Thaler
Name:	Matthew Thaler
Title:	General Counsel
Date:	October 31, 2017

JEFFREY M. SNIDER

By:	/s/ Jeffrey M. Snider
Name:	Jeffrey M. Snider
Date:	October 31, 2017